UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2017
VESTIN REALTY MORTGAGE II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125121	61-1502451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W. SUNSET ROAD #200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 5, 2017 Vestin Realty Mortgage II, Inc., a Maryland corporation (the "Company") received a letter from NASDAQ that the Company had not yet held an annual meeting of shareholders within twelve months of the end of the Company's 2015 fiscal year end and no longer complies with NASDAQ's Listing Rules (the "Rules") for continued listing.

Under the NASDAQ Rules, the Company now has 45 calendar days to submit a plan to regain compliance and if the plan is accepted, NASDAQ can grant an exception of up to 180 calendar days until June 29, 2017, to regain compliance.

The Company has submitted preliminary proxy material to the Securities and Exchange Commission and plans on filing its definitive proxy on or about January 17, 2017 which will be the record date for shareholders entitled to vote at the annual meeting.  In addition, the Company has set the meeting date for March 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE II, INC.

	By	Vestin Mortgage, LLC., its sole manager

Date: January 6, 2017	By	/s/ Michael Shustek
Michael Shustek
Chief Financial Officer